UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2012

DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE		19899
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code 302-478-5142

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Not applicable.

(e) On February 7, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Delphi Financial Group, Inc. (the “Company”) approved 2011 cash bonus payments to the following executive officers in the following amounts: Robert Rosenkranz, Chief Executive Officer of the Company – $1,500,000; Donald Sherman, President and Chief Operating Officer of the Company – $1,200,000; Stephan Kiratsous, Executive Vice President and Chief Financial Officer of the Company – $1,050,000; Mark Wilhelm, Chief Executive Officer of the Company’s subsidiary, Safety National Casualty Corporation (“SNCC”) – $526,818 and Chad Coulter, Senior Vice President, General Counsel and Secretary of the Company – $420,000. These approvals were made pursuant to the performance goals for 2011 previously adopted by the Committee for Messrs. Rosenkranz, Sherman and Coulter (the “2011 Company Goals”), and separately for Mr. Wilhelm (the “2011 SNCC Goals”), under the Company’s Annual Incentive Compensation Plan (the “Annual Incentive Plan”). The 2011 Company Goals and the 2011 SNCC Goals contained various performance elements, each of which, if satisfied, enabled these officers to earn specified percentages of their respective base salaries, subject in all events to the ability of the Committee to exercise negative discretion to reduce the amounts earned. The elements of the 2011 Company Goals included the Company’s operating earnings per share, the Company’s operating return on equity, the Company’s stock performance, performance of the Company’s investment portfolio, the implementation of a new investment or insurance product initiative and the completion of specified capital markets and acquisition transactions. The elements of the 2011 SNCC Goals included the pre-tax operating income of SNCC’s immediate parent company, SIG Holdings, Inc. (“SIG”); the growth in SIG’s assets available for investment during the year; premium revenues for certain specified SNCC insurance products and the completion of specified acquisition transactions.

On February 7, 2012, the Committee approved 2011 cash bonus payments to the following other executive officers of the Company in the following amounts: Lawrence Daurelle, President and Chief Executive Officer of the Company’s subsidiary, Reliance Standard Life Insurance Company (“RSL”) – $456,032 and Thomas Burghart, Senior Vice President and Treasurer of the Company and of RSL – $166,860. These bonuses were paid on a discretionary basis, pursuant to the terms of the RSL 2011 management incentive compensation plan, since RSL did not attain the 2011 operating income goal set forth therein.

On February 7, 2012, the Committee approved the making of cash payments in lieu of equity awards in respect of 2011 performance to the following executive officers in the following amounts: Mr. Rosenkranz – $2,500,000; Mr. Sherman – $2,000,000; Mr. Kiratsous – $1,800,000 and Mr. Coulter – $400,000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

/s/ ROBERT ROSENKRANZ

Robert Rosenkranz
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

Date: February 13, 2012